UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 1, 2012

HOST HOTELS & RESORTS, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-14625	53-0085950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6903 Rockledge Drive, Suite 1500

Bethesda, Maryland 20817

(Address of principal executive offices) (Zip Code)

(240) 744-1000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Host Hotels & Resorts, Inc. (the “Company”) intends to file a prospectus supplement dated May 1, 2012 to the prospectus dated April 29, 2010 that is part of a Registration Statement on Form S-3 (Registration No. 333-166380) relating to the offer and sale from time to time of shares of our common stock, par value $0.01 per share, having a total aggregate offering price of up to $400,000,000 through BNY Mellon Capital Markets, LLC (“BNYMCM”) and Scotia Capital (USA) Inc. (“Scotiabank”), as our sales agents, pursuant to a (i) Sales Agency Financing Agreement, dated April 24, 2012, between the Company and BNYMCM, and (ii) a Sales Agency Financing Agreement, dated April 24, 2012, between the Company and Scotiabank.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
5.1	Opinion of Venable LLP.

8.1	Opinion of Hogan Lovells US LLP.

23.1	Consent of Venable LLP (included as part of Exhibit 5.1).

23.2	Consent of Hogan Lovells US LLP (included as part of Exhibit 8.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOST HOTELS & RESORTS, INC.
(Registrant)

Date: May 1, 2012	By:	/s/ Brian G. Macnamara
Brian G. Macnamara
Senior Vice President, Corporate Controller

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Venable LLP.

8.1	Opinion of Hogan Lovells US LLP.

23.1	Consent of Venable LLP (included as part of Exhibit 5.1).

23.2	Consent of Hogan Lovells US LLP (included as part of Exhibit 8.1).